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                                                                 EXECUTION COPY


                   MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

                  THIS MORTGAGE LOAN PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of February 1, 1999, is between Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation (the "Purchaser") and Bear Stearns Funding, Inc. (the "Mortgage Loan Seller").

                  The Mortgage Loan Seller intends to sell, assign and transfer to the Purchaser, subject to the terms and conditions set forth below, certain mortgage loans (the "Mortgage Loans"), which are described in, and set forth in, the mortgage loan schedule (the "Mortgage Loan Schedule") attached as Annex A to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of February 1, 1999, by and between Bear Stearns Commercial Mortgage Securities Inc., as depositor, GE Capital Loan Services, Inc., as servicer (the "Servicer") and GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (in such capacity, the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent").

                  The Purchaser intends to deposit the Mortgage Loans into a trust fund (the "Trust Fund"), beneficial ownership of which will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). The Trust Fund will be created and the Certificates will be issued pursuant to the Pooling and Servicing Agreement. The Purchaser intends to sell certain of the Certificates (the "Privately Placed Certificates") in a private placement pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") through Bear, Stearns & Co. Inc. (in such capacity, the "Placement Agent") on the Closing Date (defined below) pursuant to a Private Placement Agency Agreement (the "Placement Agency Agreement") dated January 26, 1999. The Purchaser intends to sell certain of the Certificates (the "Publicly Offered Certificates") to Bear, Stearns & Co. Inc. (in such capacity, the "Underwriter") on the Closing Date pursuant to an underwriting agreement and a terms agreement (collectively, the "Underwriting Agreement") dated January 26, 1999. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

                  NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Agreement by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

         "Breach":  Has the meaning ascribed to such term in Section 3.3.

         "Closing Date":  February 10, 1999.

         "Cut-off Date":  February 1, 1999.

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         "Defective Document Mortgage Loan": Has the meaning ascribed to such term in Section 3.3(b).

         "Existing Conditions": Has the meaning ascribed to such term in
Section 3.2(a)(xxii).

         "Founders Plaza & Tower 14 Intercreditor Agreement": The intercreditor agreement, dated August 7, 1998, by and between the Mortgage Loan Seller and Bear, Stearns Funding, Inc., setting forth the respective rights thereof with respect to the collateral securing the Founders Plaza & Tower 14 Mortgage Loan and the Founders Plaza & Tower 14 Pari Passu Mortgage Loan and the enforcement of provisions of such mortgage loans (including with respect to foreclosure on such collateral), substantially in the form attached hereto as Exhibit M.

         "Founders Plaza & Tower 14 LC": A $5,100,000 letter of credit issued by Bank of America that may be drawn and applied to the repayment of the Founders Plaza & Tower 14 Pari Passu Mortgage Loan if certain conditions to mandatory prepayment of such mortgage loan are not timely satisfied.

         "Founders Plaza & Tower 14 Mortgage Loan": The Mortgage Loan designated as Mortgage Loan ID number 11969 on the Mortgage Loan Schedule.

         "Founders Plaza & Tower 14 Pari Passu Mortgage Loan" The mortgage loan in the principal amount of $5,100,000, which is secured on a pari passu basis with the Founders Plaza & Tower 14 Mortgage Loan pursuant to the terms of the Founders Plaza & Tower 14 Intercreditor Agreement.

         "Hazardous Materials": Has the meaning ascribed to such term in
Section 3.2(a)(xxii).

         "Intercreditor Agreement": means the Founders Plaza & Tower 14 Intercreditor Agreement or the Lomas Santa Fe Center Intercreditor Agreement, as indicated by the context.

         "Lomas Santa Fe Center Intercreditor Agreement": The intercreditor agreement, dated June 29, 1998, by and between the Mortgage Loan Seller and Bear, Stearns Funding, Inc., setting forth the respective rights thereof with respect to the collateral securing the Lomas Santa Fe Center Mortgage Loan and the Lomas Santa Fe Center Pari Passu Mortgage Loan and the enforcement of provisions of such mortgage loans (including with respect to foreclosure on such collateral), substantially in the form attached hereto as Exhibit N.

         "Lomas Santa Fe Center Mortgage Loan": The Mortgage Loan designated as Mortgage Loan ID number 16393 on the Mortgage Loan Schedule.

         "Lomas Santa Fe Center Pari Passu Loan": The mortgage loan in the principal amount of $21,400,000, which is secured on a pari passu basis with the Lomas Santa Fe Center Mortgage Loan pursuant to the terms of the Lomas Santa Fe Center Intercreditor Agreement.

         "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee or leasehold interest in the related Mortgaged Property.

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         "Mortgage File": Has the meaning ascribed to such term in Section
2.4(a).

         "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund; it being understood that the Pari Passu Loan is not a Mortgage Loan. As used herein, the term "Mortgage Loan" includes each related Mortgage Note, the related Mortgage and other documents contained in the related Mortgage File and any related agreements.

         "Mortgage Loan Documents": Has the meaning ascribed to such term in
Section 3.2(a)(iii).

         "Mortgage Note": Each of the original executed notes evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

         "Mortgaged Property": The real property subject to the lien of a Mortgage.

         "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

         "Other Debt": Has the meaning ascribed to such term in Section 3.2(a)(xliii).

         "Pari Passu Loan": Means the Founders Plaza & Tower 14 Pari Passu Loan or the Lomas Santa Fe Center Pari Passu Loan, as indicated by the context.

         "Purchase Price": Has the meaning ascribed to such term in Section
2.2.

         "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances and P&I Advances in accordance with the Pooling and Servicing Agreement, which rate per annum shall equal the "Prime Rate" published in the "Money Rates" section of "The Wall Street Journal" (or, if such section or publication is no longer available, such other comparable publication as determined by the Trustee in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

         "Repurchase Price": With respect to any Mortgage Loan or REO Loan required to be purchased pursuant to Section 3.3, an amount equal to the sum of:

                  (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase;

                  (ii) all accrued and unpaid interest to but not including the Due Date in the Due Period during which such Mortgage Loan or REO Loan was purchased;

                  (iii) all related unreimbursed Servicing Advances and accrued and unpaid interest or related P&I Advances at the Reimbursement Rate and unpaid Servicing Fees and Special Servicing Fees (except where the Servicer is the purchaser); plus

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                  (iv) all reasonable out-of-pocket expenses reasonably
         incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the Breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

         "Senior Debt": Has the meaning ascribed to such term in Section 3.2(a)(xliii).

         "Subordinate Lender": Has the meaning ascribed to such term in Section 3.2(a)(xliii).



                               [End of Article I]


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                                  ARTICLE II.

                PURCHASE, SALE AND CONVEYANCE OF MORTGAGE LOANS

                  2.1. Agreement to Sell Mortgage Loans. (a) Subject to the terms and conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans on the Closing Date; provided, however, that the Purchaser shall not be obligated to purchase any Mortgage Loan which fails to satisfy the representations and warranties set forth in Section 3.1 hereof.
                  (b) The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of O'Melveny & Myers LLP, New York, New York, at 10:00 a.m. New York time, on the Closing Date.

                  2.2. Purchase Price. On the Closing Date, as full consideration for the Mortgage Loan Seller's sale of the Mortgage Loans to the Purchaser, the Purchaser will deliver to the Mortgage Loan Seller the purchase price (the "Purchase Price") for the Mortgage Loans in an amount equal to $498,879,046.46 in immediately available funds.

                  2.3. Conveyance of Mortgage Loans. On the Closing Date, the Mortgage Loan Seller shall sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, and the Purchaser shall purchase, all right, title and interest of the Mortgage Loan Seller in and to the Mortgage Loans, including: (i) all scheduled payments of interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date (whether or not received); (ii) all other payments of interest and principal received by the Mortgage Loan Seller on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal which were due on or prior to the Cut-off Date; and (iii) all of the Mortgage Loan Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies received by the Mortgage Loan Seller on or with respect to the Mortgage Loans after the Cut-off Date. Upon payment of the Purchase Price as provided in
Section 2.2, the Mortgage Loan Seller shall be deemed to have sold, transferred, assigned, set over and conveyed to the Purchaser the Mortgage Loans, together with all right title and interest of the Mortgage Loan Seller in and to the Mortgage Loans as described in the immediately preceding sentence. Upon such sale the ownership of each Mortgage Note, the Mortgage and all related documents and instruments contained in the related Mortgage File shall immediately vest in the Purchaser, its successors and assigns and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Mortgage Loan Seller shall immediately vest in the Purchaser, its successors and assigns. The contents of any Mortgage File in the possession of the Mortgage Loan Seller at any time after such sale, and any payments on the Mortgage Loans due after the Cut-off Date and received by the Mortgage Loan Seller, shall be held in trust by the Mortgage Loan Seller for the benefit of the Purchaser, its successors and assigns as the owner thereof, and shall be promptly delivered by the Mortgage Loan Seller to or upon the order of the Purchaser, its successors and assigns.

                  2.4. Delivery of Mortgage Loan Documents. (a) On or before the Closing Date, the Mortgage Loan Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser, the Trustee or a custodian of the Trustee (as Purchaser shall

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direct), each of the following documents for each Mortgage Loan (such documents, the "Mortgage File"):

                  (i) each original Mortgage Note, bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the Mortgage Loan Purchase and Sale Agreement), on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as trustee for the registered Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-C1, without recourse, representation or warranty, express or implied";

                  (ii) the original Mortgage (or a certified copy thereof from the applicable recording office) and originals (or certified copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Mortgage Loan Seller, in each case with evidence of recording indicated thereon;

                  (iii) an original assignment of the Mortgage, in recordable form, to "LaSalle National Bank, as trustee for the registered Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-C1"; provided that, with respect to the Servicing Retained Mortgage Loan, a copy of the equivalent delivered to the Trustee under the Servicing Retained Servicing Agreement shall be delivered hereunder;

                  (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Mortgage Loan Seller, in each case with evidence of recording thereon;

                  (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the Mortgage Loan Seller in favor of the Trustee (in such capacity); provided that, with respect to the Servicing Retained Mortgage Loan, a copy of the equivalent delivered to the Trustee under the Servicing Retained Servicing Agreement shall be delivered hereunder;

                  (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Mortgage Loan Seller, in each case with evidence of recording thereon;

                  (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in recordable form, executed by the Mortgage


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         Loan Seller in favor of the Trustee (in such capacity); provided that, with respect to the Servicing Retained Mortgage Loan, a copy of the equivalent delivered to the Trustee under the Servicing Retained Servicing Agreement shall be delivered hereunder;

                  (viii) originals or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

                  (ix) the original lender's title insurance policy or a copy thereof effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a written commitment, interim binder or the pro forma title insurance policy, dated as of the date on which the related Mortgage Loan was funded;

                  (x) the original or a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan;

                  (xi) all UCC Financing Statements and continuation statements or copies thereof sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon), and to transfer such security interest to the Trustee;

                  (xii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, any Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

                  (xiii) with respect to any Mortgage Loan with Additional Debt that is subordinate to such Mortgage Loan, a subordination agreement, pursuant to which such Additional Debt is subordinated to such Mortgage Loan; with respect to each Related Trust Fund Mortgage Loan, the related Pari Passu Intercreditor Agreement, a copy of the note evidencing the related Pari Passu Loan and a copy of the Pari Passu LC, if any; and with respect to the Servicing Retained Mortgage Loan, a copy of the Servicing Retained Servicing Agreement and the Servicing Retained Mortgage Loan Intercreditor Agreement; and

                  (xiv)     a survey of the related Mortgaged Property;  and

                  (xv) any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  (b) If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, the Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original


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thereof has been lost or destroyed and indemnification of the Purchaser and of the Trustee on behalf of the Trust Fund against any losses that the Trust Fund may incur by reason of such lost or destroyed Mortgage Note. If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv),
(vi), (vii) and (viii) of Section 2.4(a), with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of this Mortgage Loan Purchase Agreement shall be deemed to have been satisfied as to such non-delivered document or instrument provided that a photocopy of such non-delivered document or instrument (certified by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Purchaser, the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office, in the case of the documents and/or instruments referred to in clause (ii) of Section 2.4(a) to be a true and complete copy of the original thereof submitted for recording), with evidence of recording thereon, is delivered to the Purchaser, the Trustee or such Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Purchaser may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller is, as certified in writing to the Purchaser and the Trustee no less often than every 90 days, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in the definition of "Mortgage File", with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of this Section 2.4(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified in the case of the documents and/or instruments referred to in clause (ii) of Section 2.4(a) by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Purchaser, the Trustee or a Custodian appointed thereby on or before the Closing Date together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to any Mortgage Loan, and notwithstanding the foregoing or Section 2.4(a), the Mortgage Loan Seller may deliver a UCC-3 on or before the Closing Date that does not contain the filing information for the related UCC-1 and/or UCC-2 if such UCC-1 and/or UCC-2 has not been returned to the Mortgage Loan Seller by the applicable filing office, and the Mortgage Loan Seller may deliver an assignment referred to in clauses (iii), (v) or (vii) of
Section 2.4(a) that does not contain the recording information for the related Mortgage, Assignment of Leases or Security Agreement, as applicable, if such Mortgage, Assignment of Leases or Security Agreement has not been returned to the Mortgage Loan Seller by the applicable recording office. The Mortgage Loan Seller hereby authorizes the Purchaser, acting in its stead and on its behalf, to fill in any missing filing or recording information or any instrument or document required to be delivered pursuant to this subsection (b).

                  (c) Except under the circumstances provided for in the last sentence of this subsection (c), the Mortgage Loan Seller shall as to each Mortgage Loan, promptly (and in any event within 30 days of the later of the Closing Date and the Purchaser's and Trustee's actual

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receipt of the related documents) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses (iii), (v) and (vii) of Section 2.4(a) and each UCC-3 to the Trustee. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Purchaser, the Trustee or a Custodian or its agent shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. The Purchaser shall execute, or cause the Mortgage Loan Seller to execute any replacement document or instrument being filed in substitution for any such lost or returned unrecorded or unfiled document or instrument and assist the Purchaser, the Trustee or a Custodian or its agent in recording or filing such documents or instruments. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause
(iii), (v) or (vii) of the Section 2.4(a), or to file any UCC-3 referred to in clause (xi) of Section 2.4(a) in those jurisdictions where, in the written opinion of local counsel of Purchaser, the Trustee or a Custodian acceptable to the Purchaser and the Trustee, such recordation and/or filing is not required to protect the Purchaser's or the Trustee's interest in the Mortgage Loans against sale, further assignment, satisfaction or discharge by the Mortgage Loan Seller or the Purchaser.

                  (d) All documents and records in the Mortgage Loan Seller's possession relating to the Mortgage Loans (including financial statements, operating statements and any other information provided by the respective Mortgagor from time to time) or copies thereof, that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Servicer on or before the Closing Date.

                  (e) Mortgage Loan Seller shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the Mortgage Loan Seller or any other name to be transferred to the Servicer promptly after the Closing Date, but in all events within three (3) business days after the Closing Date.

                  2.5. Acceptance of Mortgage Loans. Within 90 days of the Closing Date, the Purchaser or an assignee thereof, which may include the Trustee or a Custodian on its behalf, shall complete a review of each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the Mortgage Files in order to ascertain, as to each Mortgage Loan, that (i) all documents required to be delivered pursuant to
Section 2.4 are in its possession, (ii) such documents appear regular on their face and relate to such Mortgage Loan, and (iii) based on the examinations referred to in this Section 2.5 and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses [(i), (ii), (iii), (iv), (vi) and (viii)(c)] of the definition of "Mortgage Loan Schedule" set forth in the Pooling and Servicing Agreement is correct. If the Purchaser or such assignee discovers or receives notice that any such document described in the first or second preceding sentence is a Defective Document Mortgage Loan, the Mortgage Loan Seller shall correct or cure any such omission or defect or repurchase such Defective Document Mortgage Loan in accordance with Section 3.3 of this Agreement.

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                                  ARTICLE III.

                   REPRESENTATIONS, WARRANTIES AND COVENANTS;
                     REPURCHASE OF DEFECTIVE MORTGAGE LOANS


                  3.1. Representations and Warranties of the Purchaser.

                  (a) The Purchaser hereby represents and warrants that on the Closing Date:

                           (i) The Purchaser is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware, and the Purchaser has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to purchase and acquire the Mortgage Loans in accordance with this Agreement;

                           (ii) Assuming the due authorization, execution and
                  delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Purchaser hereunder are the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (iii) The execution and delivery of this Agreement
                  and the performance of its obligations hereunder by the Purchaser will not conflict with any provisions of any law or regulations to which the Purchaser is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Purchaser or any indenture, agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser's assets or property, which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement; the Purchaser has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Purchaser of this Agreement;

                           (iv) There is no action, suit or proceeding pending
                  or, to the Purchaser's knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Purchaser to carry out the transactions contemplated by this Agreement.

                  3.2. Representations and Warranties of the Mortgage Loan Seller. The Mortgage Loan Seller hereby represents and warrants with respect to each Mortgage Loan that, as of the date specified below or, if no such date is specified, as of the Closing Date:

                  (a) Representations and Warranties as to the Mortgage Loans. The Mortgage Loan Seller hereby represents and warrants with respect to each Mortgage Loan that, as of the date specified below or, if no such date is specified, as of the Closing Date:

                           (i) Title. Immediately prior to the sale, transfer
                  and assignment to the Purchaser, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan and had full right and authority to sell, transfer and assign each Mortgage Loan;

                           (ii) No Other Security Interests. The Mortgage Loan
                  Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan and none of the Mortgage Note, the Mortgage or any other Mortgage Loan Documents (as defined below) prohibits such transfer;

                           (iii) Documents Valid. Each related Mortgage Note,
                  Mortgage, Assignment of Leases (if any) and other agreement executed in connection with such Mortgage Loan (collectively, the "Mortgage Loan Documents") are legal, valid and binding obligations of the related Mortgagor, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Mortgage Loan Documents are or may be unenforceable in whole or in part under applicable law, but such unenforceability of such provisions does not render such Mortgage Loan Documents inadequate for the practical realization of the rights and benefits intended to be afforded thereby;

                           (iv) Assignment of Leases. The mortgage file with
                  respect to such Mortgage Loan contains an assignment of leases either as a separate instrument or incorporated into the related Mortgage or both, which creates a valid, collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease (including rights to receive payments thereunder), subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property;

                           (v) Assignment of Mortgage. Each related assignment
                  of Mortgage, assignment of Mortgage Loan Documents and Mortgage Note allonge from the Mortgage Loan Seller to the Purchaser and any related reassignment of Assignment of Leases, if any, and any assignment of any other agreement executed in connection with the assignment of such Mortgage Loan, from the

                  Mortgage Loan Seller to the Purchaser has been duly authorized, executed and delivered by the Mortgage Loan Seller and constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Purchaser, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors'

                  rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each assignment of Mortgage and any related reassignments of Assignment of leases, if any, is in recordable form;

                           (vi) No Modification; No Release. Since origination
                  of such Mortgage Loan neither such Mortgage Loan nor any related Mortgage Loan Document has been modified, altered, satisfied, canceled, subordinated, impaired, waived or rescinded, and no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in each case, in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage, and the terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage (except in consideration of payment therefor) in any manner that would materially and adversely affect the value of the Mortgage Loan or materially interfere with the security intended to be provided to be provided by such Mortgage;

                           (vii) No Mechanics' Liens. Each related Mortgage is
                  a valid and enforceable first priority lien on the related Mortgaged Property (subject to the matters described in clause (viii) below), and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are superior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described in clause (viii) below);

                           (viii) First Priority Lien. The lien of each related
                  Mortgage as a first priority lien in the original principal amount of such Mortgage Loan (as set forth on the Mortgage Loan Schedule) after all advances of principal, is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the operation or value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, (i) none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and (ii) none of which constitute standard general exceptions for encroachments, boundary and other survey matters; the Mortgage Loan Seller and its successors or assigns are the only named insureds of such policy; such policy is assignable to the Purchaser without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and to Mortgage Loan Seller's knowledge, no prior holder of the related Mortgage has done anything, by act or omission, and the Mortgage Loan Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy, and the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located;

                           (ix) Proceeds Fully Disbursed. The proceeds of such
                  Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related Mortgagor;

                           (x) Physical Condition of Mortgaged Property. To the
                  Mortgage Loan Seller's knowledge, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property (including the review of any engineering report prepared in connection with the origination of, or obtained in connection with the Mortgage Loan Seller's acquisition of, each Mortgage Loan), each related Mortgaged Property is free and clear of any damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and, to the best knowledge of the Mortgage Loan Seller, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property, other than proceedings as to partial condemnation which do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan;

                           (xi) Licenses and Authorizations. As of the date of
                  origination of such Mortgage Loan, to the Mortgage Loan Seller's best knowledge, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, the related Mortgagor was in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws with regard to the Mortgagor's ownership and operation of the related Mortgaged Property and all such licenses, permits and authorizations were valid and in full force and effect, except to the extent the failure to obtain or maintain such licenses, permits and other authorizations does not materially impair the current use, operation or value of the related Mortgaged Property or the rights of a holder of the related Mortgage Loan;

                           (xii) Property Inspection. The Mortgage Loan Seller
                  has inspected or caused to be inspected each related Mortgaged Property within the past 12 months;

                           (xiii) No Contingent Interest or Negative
                  Amortization. Such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization feature (except with respect to Mortgage Loan No. 16496, which is the ARD Loan, as to which negative amortization may be permitted in certain circumstances);

                           (xiv) Whole Loan. Such Mortgage Loan is a whole loan
                  and contains no equity participation by the lender;

                           (xv) No Usury. The Mortgage Rate (exclusive of any
                  default interest, late charges or prepayment premiums to the extent necessary to comply with applicable usury law) of such Mortgage Loan complied as of the date of origination with, or was exempt from, all applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

                           (xvi) Taxes. All taxes, governmental assessments,
                  water charges, sewer rents or other similar charges with respect to the related Mortgaged Property that prior to the Closing Date became due and payable in respect of such Mortgaged Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established;

                           (xvii) Escrow Deposits. All escrow deposits and
                  payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Mortgage Loan Seller to the Purchaser and identified as such with appropriate detail;

                           (xviii) Hazard Insurance. Each related Mortgaged
                  Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, and in an amount not less than the greater of (a) the replacement cost and (b) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance (or rent loss insurance) and comprehensive general liability insurance in amounts generally required by institutional commercial mortgage lenders for similar properties; and such other insurance in such amounts and types as would be required generally by institutional lenders for Mortgaged Properties of the same types in similar locations. All premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies contain a standard mortgagee clause for the benefit of the holder of the Mortgage, its successors and assigns; such insurance policies require prior notice to the mortgagee of termination or cancellation, and no such notice has been received; each related Mortgage or loan agreement obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to acquire and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that any insurance proceeds in respect of a casualty (other than business interruption/ rental income insurance) and any condemnation awards or insurance proceeds will be applied either to the repair or restoration of the Mortgaged Property or the repayment of the outstanding principal balance of the Mortgage Loan;

                           (xix) No Default. There is no material monetary
                  default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note and, to the Mortgage Loan Seller's best knowledge, no material non-monetary default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note. To the Mortgage Loan Seller's knowledge, there is no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach, violation or event of acceleration;

                           (xx) Delinquency. No Monthly Payment on such
                  Mortgage Loan has been more than 30 days delinquent (without giving effect to any applicable grace period) from the later of the date of origination of such Mortgage Loan or, if applicable, the date of acquisition by the Mortgage Loan Seller of such Mortgage Loan, through the Cut-Off Date; the Mortgage Loan Seller has not waived any default, breach, violation or event of acceleration that was material in nature and existed under the related Mortgage Loan Documents;

                           (xxi) Customary Provisions. The related Mortgage
                  contains customary and enforceable provisions such as to render the principal rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable and permitted under local law, non-judicial foreclosure, subject to the effects of bankruptcy or similar law affecting the right of creditors and the application of principles of equity, and there is no exemption available to the Mortgagor which would interfere with such right to foreclose;

                           (xxii) Environmental Matters. A Phase I
                  environmental report (or an update to an existing Phase I environmental report) was conducted by a reputable environmental consultant within 12 months of the origination of such Mortgage Loan which report (or update) did not indicate any material existence of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances ("Hazardous Materials"), except for those conditions (the "Existing Conditions") that were remediated prior to the Cut-Off Date, or for which an operations and maintenance remediation plan is in effect or with respect to which a hold-back or other escrow of funds not less than the costs of such remediation as estimated in such environmental report (or update) has been created to be held by the Mortgage Loan Seller or its agent until such remediation has been completed. To the best of the Mortgage Loan Seller's knowledge (based on the Phase I environmental reports or updates and a representation of the related Borrower at the time of origination of each Mortgage Loan and the absence of any notice to the contrary), except for the Existing Conditions, each related Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and no notice of violation of such laws has been issued by any governmental agency or authority. In each Mortgage, the related Mortgagor represents and warrants that, except for the Existing Conditions, it will not use or cause or permit to exist on the related Mortgaged Property any Hazardous Materials in any manner that violates federal, state or local laws, ordinances, regulations, orders or directives or published policies relating to the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials. In each Mortgage, the Mortgagor represents and warrants that no Hazardous Materials exist on the related Mortgaged Property in any manner that violates federal, state or local laws, ordinances, regulations, orders or directives relating to hazardous materials; provided, however, that in certain instances this representation is limited to the best of the Mortgagor's knowledge; the related Mortgagor agrees to indemnify, defend and hold the Mortgage Loan Seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind whatsoever (including attorney's fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from any inaccuracy in any representation or warranty or any material breach of any covenant pertaining to Hazardous Materials given by the related Mortgagor under the related Mortgage;

                           (xxiii) Acceleration Provisions. Each related
                  Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, (A) without obtaining the written consent of the Mortgagee, the related Mortgaged Property is transferred, sold or encumbered in connection with any additional financing (other than any existing Other Debt referenced in clause (xliii) below) or (B) without complying with the requirements of the Mortgage or loan agreement, or any controlling interest therein, is directly or indirectly transferred or sold, or in connection with any and each related Mortgage or loan agreement prohibits the pledge or encumbrance of the Mortgaged Property (except for matters of the type described in clause (viii) above) without the consent of the holder of the Mortgage Loan;

                           (xxiv) Mortgage. The Mortgage Loan is directly
                  secured by a Mortgage on a commercial property, multifamily residential property or manufactured housing community, and either (1) substantially all of the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in such real property which, as of the origination date, was the sole security for such Mortgage

                  Loan (unless the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable) or (2) the fair market value of such real property was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under
                  Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (i) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in clauses (a) and (b) shall be made on an aggregate basis) and (ii) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a) and (b) shall be made on an aggregate basis);

                           (xxv) Mortgage Loan Schedule. The Mortgage Loan
                  Schedule in the Mortgage Loan Purchase and Sale Agreement is complete and accurate in all material respects as of the Cut-Off Date;

                           (xxvi) REMIC Qualification. Each Mortgage Loan
                  constitutes a "qualified mortgage" within the meaning of
                  Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860 G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and each Mortgage Loan bears interest at a "fixed rate" or at a "variable rate" within the meaning of Section 860G(a)(1)B of the Code;

                           (xxvii) Appraisal. The Mortgage File contains an
                  appraisal of the related Mortgaged Property which appraisal is signed by a qualified appraiser, who, to the Mortgage Loan Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all in effect on the date the Mortgage Loan was originated;

                           (xxviii) Encroachments. None of the material
                  improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except for (i) de minimis encroachments or encroachments for which the related title insurance policy provides affirmative insurance or (ii) Mortgaged Properties which are legal non-conforming uses), and no improvements on adjoining properties materially encroach upon such Mortgaged Property, or the requisite title insurance has been obtained with respect to the foregoing; and either (x) the title insurance policy obtained for each related Mortgaged Property contains no exclusion for lack of access or affirmatively insures a right of access to a public or (y) to the Mortgage Loan Seller's knowledge, based on the due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property (including the review of a survey), each related Mortgaged property has a right of access to a public road;

                           (xxix) Compliance with Law. As of the date of
                  origination of such Mortgage Loan, and or to the Mortgage Loan Seller's knowledge, as of the Closing Date, (A) each Mortgaged Property was in material compliance with all applicable laws, zoning ordinances (including legal non-conforming uses), rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and (B) all material inspections, licenses and certificates, including certificates of occupancy, required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property were issued or made and were in full force and effect, or, in the case of certificates of occupancy, an opinion of counsel or a letter from an engineer or architect, or a letter from the appropriate municipal authority was delivered which provides that (i) all certificates of occupancy have been issued, or
                  (ii) no certificates of occupancy are required, or (iii) there are no violations of existing building codes;

                           (xxx) Single-Purpose Borrower. Except with respect
                  to Mortgage Loan Nos. 11839, 12252, 16771 and 16814, the
                  related Mortgagor is an entity which has represented in connection with the origination of the Mortgage Loan, or whose organizational documents provide, that so long as the Mortgage Loan is outstanding it will be a single-purpose entity. (For this purpose, "single-purpose entity" shall mean a person, other than an individual, which does not engage in any business unrelated to the related Mortgaged Property and its financing, does not have any assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other documents in the Mortgage Loan File, has its own books and records separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person);

                           (xxxi) Underwriting Standards. Each Mortgage Loan
                  complied, in all material respects, with all of the terms, conditions and requirements of the Mortgage Loan Seller's underwriting standards in effect at the time of the origination or acquisition of such Mortgage Loan, which are described in the prospectus supplement;

                           (xxxii) No Insolvency. To the Mortgage Loan Seller's
                  knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

                           (xxxiii) Interests in Mortgaged Property. Such
                  Mortgage Loan was originated or acquired by the Mortgage Loan Seller for sale or securitization. The interest of the related Mortgagor in the related Mortgaged Property consists of a fee simple and/or leasehold estate in real property;

                           (xxxiv) No Defense to Payment. There is no right of
                  rescission, offset, abatement, diminution, defense or counterclaim to the Mortgage Loan (including the defense of usury), nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any rights thereunder, render the Mortgage Note or the Mortgage unenforceable (excluding provisions relating to default interest, yield maintenance charges or prepayment premiums), or subject to any right of rescission, offset, abatement, diminution, defense or counterclaim (including the defense of usury or the violation of any applicable disclosure or consumer credit laws), except in any such case as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and no such right of rescission, offset, abatement, diminution, defense or counterclaim has been asserted with respect thereto;

                           (xxxv) Mortgages Secured by Deeds of Trust. In the
                  case of any Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and no fees or expenses are, or will become, payable to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor or in connection with the release of the Mortgaged Property or related security for the Mortgage Loan following the payment of the Mortgage Loan in full;

                           (xxxvi) Flood Hazard. The improvements located on
                  the related Mortgaged Property are either not located in a federally designated special flood hazard area or the Mortgagor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements, in an amount equal to the lesser of (a) the outstanding principal amount of the related Mortgage Loan or (b) the amount available under the National Flood Insurance Act;

                           (xxxvii) Leasehold Interests. If the Mortgaged
                  Property is subject to any leases, the Mortgagor (or in the case of multiple Mortgagors, one of the parties constituting the Mortgagor) is the owner and holder of the landlord's interest under any leases (other than "ground leases") and the related Mortgage or Assignment of Leases provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provides for rents to be paid directly to mortgagee in the event of a default;

                           (xxxviii) Collateral. Each Mortgage Note is not
                  secured by any collateral except the lien of the related Mortgage, the related Assignment of Leases (if any) and any related security agreement;

                           (xxxix) Cross-Collateralization. Such Mortgage Loan,
                  if cross-collateralized, is cross-collateralized only with one or more other Mortgage Loans being transferred to the Purchaser;

                           (xl) Origination. The origination (or acquisition,
                  as the case may be), servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have complied in all material respects with all requirements of relevant federal, state and local law, rules and regulations (including, without limitation, usury, truth-in-lending, consumer credit protection, equal credit opportunity and disclosure) and are consistent with the servicing standard set forth in the Pooling and Servicing Agreement;

                           (xli) No Advance of Funds from Person other than
                  Mortgagor. To the knowledge of the Mortgage Loan Seller, no advance of funds has been made after the Cut-Off Date, directly or indirectly, by any holder of such Mortgage Loan, nor have any funds been received from any person other than the related Mortgagor, for or on account of payments due on the related Mortgage Note or the related Mortgage;

                           (xlii) UCC Financing Statements. (a) UCC Financing
                  Statements covering all furniture, fixtures, equipment and other personal property owned by a Mortgagor and located on the related Mortgaged Property (i) which are collateral under the related Mortgage or under a security agreement, chattel mortgage or equivalent document executed and delivered in connection with such Mortgage Loan, and (ii) in which a security interest can be perfected by the filing of UCC Financing Statements under applicable law have been filed and/or recorded (or have been sent for filing or recording) in all UCC filing offices necessary to perfect a valid security interest in such furniture, fixtures, equipment and other personal property, and the Mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loans establish and create a valid and enforceable security interest on such furniture, fixtures, equipment and other personal property; and (b) with respect to each Mortgaged Property improved with a hotel, such UCC Financing Statements, together with the Mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loan, establish and create a valid and enforceable security interest in the furniture, fixtures and equipment located thereon and owned by the related Mortgagor, to the extent a security interest in such furniture, fixtures and equipment can be perfected by the filing of UCC Financing Statements under applicable law; except, in each case, as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally or by the application of the rules of equity, and except that certain provisions of the Mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loans are or may be unenforceable in whole or in part under applicable law, but such unenforceability of such provisions does not render such documents inadequate for the practical realization of the rights and benefits intended to be afforded thereby;

                           (xliii) Other Indebtedness of Mortgagor. Except as
                  set forth below, to the best of the Mortgage Loan Seller's knowledge, the Mortgagor has no indebtedness for borrowed money and, except as provided below, the Mortgage Loan Documents do not provide or permit, without the consent of the Mortgagee, any indebtedness to encumber the Mortgaged Property, other than the Mortgage Loan and trade debt incurred in the ordinary course of business.

                                    (A) The Borrowers with respect to Mortgage
                           Loans No. 16814, 11839, 12252 and 16771 on the
                           Mortgage Loan Schedule are entities that are not single purpose entities and whose related loan documents do not prevent them from incurring additional debt on other properties, but do prevent them from occurring additional debt secured by the Mortgaged Properties without the consent of the lender.

                                    (B) The Mortgaged Properties securing
                           Mortgage Loans No. 11696 and 16393 on the Mortgage Loan Schedule secure certain additional debt of the Borrower on a pari passu basis with such Mortgage Loans.

                                    (C) The Borrowers with respect to Mortgage
                           Loans No. 17702 and 17820 on the Mortgage Loan Schedule have incurred additional debt that is not included in the Trust Fund and that is secured by the related Mortgaged Property.

                                    (D) The Borrowers with respect to Mortgage
                           Loans No. 9100, 9529, 9691 and 17820 on the Mortgage Loan Schedule (or affiliates thereof) have incurred additional debt that is not included in the Trust Fund and that is not secured by the related Mortgaged Property.

                           (xliv) Ground Leases. No Mortgage Loan is secured in
                  whole or in part by the interest of a Borrower as lessee under a ground lease underlying the related Mortgaged Property unless (i) the Mortgage Loan is also secured by a first priority lien (subject to the matters described in clause (viii) above) on the related fee interest, (ii) the ground lease represents an non-essential portion of the Mortgaged Property, or (iii) with respect to Mortgage Loan Nos. 8939, 9691, 12147, 16496 and 17918 the ground lease satisfies the following criteria:

                                    (A) The ground lease or a memorandum
                           regarding it has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. There has been no material change in the terms of such ground lease since its recordation, except by written instruments, all of which are included in the related Mortgage File;

                                    (B) The lessor under such ground lease has
                           agreed in a writing included in the related Mortgage File that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns, except if an event of default occurs under the ground lease and notice is provided to the mortgagee and such default is curable by the mortgagee, but remains uncured beyond the applicable cure period;

                                    (C) The ground lease has an original term
                           (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the related mortgagor or the mortgagee of the related Mortgaged Property upon foreclosure, assignment in lieu-of-foreclosure or otherwise) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

                                    (D) The ground lessee's interest in the
                           ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to the matters described in clause (viii) above, and such ground lease does not provide that it shall be subordinate, and is not subordinate to (subject to the matters described in clause (viii) above) any mortgage or other lien or encumbrance upon the related fee interest;

                                    (E) The ground lease is assignable to the
                           mortgagee under the leasehold estate without the consent of the lessor thereunder or such consent has been obtained;

                                    (F) The ground lease is in full force and
                           effect and no default has occurred, nor is there any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

                                    (G) The ground lease or ancillary agreement
                           between the lessor and the lessee or separate agreement between the lessor and the mortgagee requires the lessor to give notice of any default by the lessee to the mortgagee. The ground lease or ancillary agreement further provides that no notice given is effective against the mortgagee unless a copy has been given to the mortgagee in a manner described in the ground lease or such ancillary or other agreement;

                                    (H) A mortgagee is permitted a reasonable
                           opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the mortgagee is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the mortgagor under the ground lease and the related

                           Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

                                    (I) The ground lease does not impose any
                           restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor;

                                    (J) Under the terms of the ground lease,
                           and/or a separate agreement between the related lessor and the mortgagee, and the related Mortgage; any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with an accrued interest (except in cases where a different allocation would not typically be viewed as commercially unreasonable by an institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan); and

                                    (K) Except in the case of Mortgage Loan No.
                           17918, as to which a condemnation insurance policy is in place, the proceeds of which are payable to the Lender in reduction of the debt secured by the related mortgage, under the terms of the ground lease, and/or a separate agreement between the related lessor and the related mortgagee, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest if such proceeds have not been used to restore the premises (except in cases where a different allocation would not typically be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest are paid in full, neither the lessee nor the lessor under the ground lease will have the option to terminate or modify the ground lease without prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of rent; and

                                    (L) The terms of the related ground lease
                           and/or a separate agreement between the lessor and the mortgagee require the related lessor to enter into a new lease upon termination of the ground lease due to the default of the lessee thereunder, including rejection of the ground lease in a bankruptcy proceeding;

                           (xlv) Concentration. Except with respect to Mortgage
                  Loan Nos. 5193, 8939, 11969 and 17187, which are Mortgage Loans made to affiliated borrowers, and Mortgage Loan Nos. 16462, 16464 and 16393, the Mortgage Loans, together with all other Mortgage Loans to the same Mortgagor and/or affiliates of such Mortgagor, do not constitute more than 5% of the aggregate outstanding principal balance of all Mortgage Loans transferred by the Mortgage Loan Seller to the Purchaser. For purposes of the foregoing, an "affiliate" of, or person or entity "affiliated with", a specified person or entity, is a person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified person or entity;

                           (xlvi) No Proceedings. As of the date of origination
                  and, to the best of the Mortgage Loan Seller's knowledge, as of the Closing Date, there was no pending, or, to the knowledge of the Mortgage Loan Seller threatened action, suit, proceeding, arbitration or governmental investigation against any Mortgagor or the related Mortgaged Property an adverse outcome of which would materially affect either such Mortgagor's performance under the related Mortgage Loan documents or the holders of the Certificates.

                           (xlvii) Defeasance. Each Mortgage Loan which grants
                  the related Mortgagor the option to obtain the release of the lien of the Mortgage on the related Mortgaged Property by substituting U.S. Treasury securities for such Mortgaged Property, as collateral for the related Mortgage Notes, either (i) does not, as a factual matter, permit defeasance prior to the date such defeasance would be permitted under the applicable REMIC provisions and (ii) requires that (A) the replacement collateral consist of U.S. Treasury securities in an amount sufficient to make all scheduled payments under the Mortgage Note when due and (B) counsel provide an opinion that the holder of the Mortgage Loan has a perfected security interest in such collateral prior to any other claim or interest and (C) the related Mortgagor pay all of the reasonable costs and expenses incurred in connection with the exercise of such options; and

                           (xlviii) Annual Reports. The related Mortgage Loan
                  Documents require the related Mortgagor to furnish to the mortgagee at least annually an operating statement and (except in the case of the mortgagor-occupied or single tenant Mortgaged Property or hotels) a rent roll with respect to the related Mortgaged Property or, in the case of mortgagor-occupied Mortgaged Property, a financial statement with respect to the related Mortgagor.

                           (xlix) SMMEA Qualification. Each Mortgage Loan was
                  originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

                  (b) The Mortgage Loan Seller hereby represents and warrants with respect to itself that, as of the Closing Date that:

                  (i) The Mortgage Loan Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Mortgage Loan Seller has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

                  (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Mortgage Loan Seller hereunder are the legal, valid and binding obligations of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Mortgage Loan Seller will not conflict with any provisions of any law or regulations to which the Mortgage Loan Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Mortgage Loan Seller or any indenture, agreement or instrument to which the Mortgage Loan Seller is a party or by which it is bound, or any order or decree applicable to the Mortgage Loan Seller, or result in the creation or imposition of any lien on any of the Mortgage Loan Seller's assets or property, which would materially and adversely affect the ability of the Mortgage Loan Seller to carry out the transactions contemplated by this Agreement; the Mortgage Loan Seller has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Mortgage Loan Seller of this Agreement;

                  (iv) There is no action, suit or proceeding pending or, to the Mortgage Loan Seller's knowledge, threatened against the Mortgage Loan Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Mortgage Loan Seller to carry out the transactions contemplated by this Agreement.

                  3.3. Remedies for Breach of Certain Representations and Warranties. (a) It is understood and agreed that the representations and warranties set forth herein shall survive the sale of the Mortgage Loans to the Purchaser, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement, and shall inure to the benefit of the Purchaser, and the Trustee as the transferee of the Purchaser, notwithstanding
(1) any restrictive or qualified endorsement on any Note, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits (2) any termination of this Agreement or (3) the examination by any Person of, or failure by any Person to examine, any Mortgage File.

                  (b) Upon the receipt of notice or discovery by the Mortgage Loan Seller, the Purchaser or the Trustee that (i) a document required to be delivered, recorded or filed pursuant to Section 2.4 of this Agreement in connection with any Mortgage Loan has not been executed or received, has not been recorded or filed (if required), appears not to be what it purports to be or has been torn, mutilated or otherwise defaced (such Mortgage Loan, a "Defective Document Mortgage Loan") or (ii) a breach of any of the foregoing representations and warranties (other than the representations and warranties set forth in Sections 3.1(a)) or a default in the performance of any of the covenants or other obligations of the Mortgage Loan Seller under this Agreement has occurred (a "Breach") which, in the case of either clause (i) or (ii), materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, the party discovering (x) that a Mortgage Loan is a Defective Document Mortgage Loan or (y) the existence of a Breach (any such Mortgage Loan as described in the preceding clause (x) or so affected by a Breach as described in clause (y), a "Defective Mortgage Loan") shall give prompt written notice thereof to the other parties. Within 90 days of the earlier of its discovery or its receipt of notice of any such Defective Mortgage Loan, the Mortgage Loan Seller shall at its option either (i) promptly cure such defect or Breach in all material respects or (ii) repurchase the Defective Mortgage Loan or Loans at the Repurchase Price for such Mortgage Loan or Loans. The payment of the Repurchase Price with respect to any Mortgage Loans repurchased by the Mortgage Loan Seller shall be paid in accordance with the directions of the owners of such Mortgage Loans. It is understood and agreed that the obligations of the Mortgage Loan Seller set forth in this
Section 3.3(b) to cure or repurchase a Defective Mortgage Loan constitute the sole remedies available to the Purchaser and its successors and assigns respecting a breach of the representations and warranties of the Mortgage Loan Seller set forth in Section 3.2(a). Upon any such repurchase of a Mortgage Loan by the Mortgage Loan Seller, the Purchaser shall execute and deliver such instruments of transfer or assignment presented to it by the Mortgage Loan Seller, in each case without recourse, as shall be necessary to vest in the Mortgage Loan Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), and shall deliver the related Mortgage File to the Mortgage Loan Seller or its designee after receipt of the related Repurchase Price.

                  (c) Except as expressly set forth in Section 3.3(b), no provision of this Agreement shall be interpreted as limiting (or otherwise be deemed to limit) the Purchaser's right to pursue any remedies it may have under this Agreement, in equity or at law, in connection with any breach by the Mortgage Loan Seller of any term hereof.

                  (d) The Mortgage Loan Seller hereby acknowledges the assignment by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders, of the representations and warranties contained herein and of the obligation of the Mortgage Loan Seller to cure or repurchase Defective Mortgage Loans pursuant to this Section. The Trustee or its designee may enforce such obligation as provided in Section 5.3 hereof.

                  3.4. Opinions of Counsel. The Mortgage Loan Seller hereby covenants to the Purchaser to, simultaneously with the execution hereof, deliver or cause to be delivered to the Purchaser (a) opinions of counsel as to various corporate matters in form satisfactory to the Purchaser (it being agreed that the opinion shall expressly provide that the Trustee and the Fiscal Agent shall be entitled to rely on such opinions); and (b) opinions of counsel for the Mortgage Loan Seller, in form acceptable to the Purchaser, its counsel, and each Rating Agency, as to such matters as shall be required for the assignment of the ratings of the Certificates required by the Placement Agency Agreement and under the Underwriting Agreement (it being agreed that such opinions or appropriate reliance letters shall expressly provide that the Trustee and the Fiscal Agent shall be entitled to rely on such opinions).

                  3.5. Placement; Underwriting. The Mortgage Loan Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the Mortgage Loans reasonably requested by the Purchaser in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Placement Agency Agreement and the Underwriting Agreement at or prior to the Closing Date.

                  3.6. Further Assurances; Securitization Cooperation. The Mortgage Loan Seller agrees to execute and deliver such instruments and take such actions as the Purchaser may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and to effectuate the securitization of the Mortgage Loan pursuant to the Pooling and Servicing Agreement and to carry out its obligations under the Pooling and Servicing Agreement.




                              [End of Article III]

                                  ARTICLE IV.

                               CLOSING CONDITIONS

                  4.1. Purchaser's Conditions to Closing. The obligations of the Purchaser under this Agreement shall be subject to the satisfaction, on the Closing Date, or such other date specified herein, of the following conditions:

                  (a) The obligations of the Mortgage Loan Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date hereof and as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, or both, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to that effect signed by an authorized officer of the Mortgage Loan Seller.

                  (b) The Purchaser or its designee shall have received all of the following closing documents, in such forms as are agreed upon and acceptable to the Purchaser and in form and substance satisfactory to the Purchaser, the Underwriter and their respective counsel, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

                  (i) with respect to each Mortgage Loan, the related Mortgage File, which Mortgage File shall be delivered to and held by the Trustee on behalf of the Purchaser;

                  (ii) the final Mortgage Loan Schedule attached hereto as Exhibit B;

                  (iii) an officer's certificate from the Mortgage Loan Seller dated as of the Closing Date, in the form attached hereto as Exhibit B;

                  (iv) an opinion of Joseph T. Jurkowski, vice president and counsel to the Mortgage Loan Seller, substantially in the form attached hereto as Exhibit C;

                  (v) the Pooling and Servicing Agreement and all documents required to be delivered pursuant thereto;

                  (vi) such other documents, certificates and opinions as may be necessary to secure for the Certificates the following ratings from Moody's Investors Services, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"): for the Class A-1 Certificates, a "Aaa" rating from Moody's and a "AAA" rating from S&P; for the Class A-2 Certificates, a "Aaa" rating from Moody's and a "AAA" rating from S&P; for the Class B Certificates, a "Aa2" rating from Moody's and a "AA" rating from S&P; for the Class C Certificates, a "A2" rating from Moody's and a "A" rating from S&P; for the Class D Certificates, a "Baa2" rating from Moody's; for the Class E Certificates a "Baa3" rating from Moody's; for the Class F Certificates, a "BB+" rating from S&P; for the Class G Certificates, a "Ba2" rating from Moody's; for the Class H Certificates a "Ba3" rating from Moody's; for the Class I Certificates, a "B2" rating from Moody's; for the Class J Certificates a "B3" rating from

         Moody's; and for the Class X Certificates, a "Aaa" rating from Moody's and a "AAAr" rating from S&P.

                  (vii) a letter from the independent accounting firm Deloitte & Touche in form satisfactory to the Purchaser, relating to certain information regarding the Mortgage Loans as set forth in the Prospectus and certain information regarding the Certificates as set forth in the Prospectus Supplement.

                  4.2. Mortgage Loan Seller's Condition to Closing. The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, to the Purchaser's compliance with all of the Purchaser's obligations under this Agreement.



                              [End of Article IV]

                                   ARTICLE V.

                                 MISCELLANEOUS

                  5.1. Costs. The Purchaser shall pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation (a) any recording fees or fees for title policy endorsements and continuations, (b) the expenses of preparing, printing and reproducing (I) the Memorandum with respect to the Privately Placed Certificates and (II) the Prospectus Supplement with respect to the Publicly Offered Certificates, the Purchase Agreement and the Pooling and Servicing Agreement and the Certificates, (c) the cost of delivering the Privately Placed Certificates to the office of the Placement Agent or the Purchaser, as applicable, insured to the satisfaction of the Placement Agent or the Purchaser, as applicable and (d) the cost of delivering the Publicly Offered Certificates to the office of the Underwriter.

                  5.2. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Purchaser, will be mailed, delivered or transmitted by facsimile and confirmed to it at Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek, with a copy to Joseph Jurkowski, Esq., telecopy number: (212) 270-2619; or, if sent to the Mortgage Loan Seller, will be mailed, delivered or transmitted by facsimile and confirmed to it at Bear, Stearns Funding, Inc., 245 Park Avenue, New York, New York 10167, Attention:
James G. Reichek, with a copy to Joseph Jurkowski, Esq., telecopy number: (212) 270-2619.

                  5.3. Trustee Beneficiary. The representations, warranties and agreements made by the Mortgage Loan Seller in this Agreement are made for the benefit of, and may be enforced by or on behalf of, the Trustee and the Holders of Certificates to the same extent that the Purchaser has rights against the Mortgage Loan Seller under this Agreement in respect of representations, warranties and agreements made by the Mortgage Loan Seller herein, and all such representations and warranties shall survive delivery of the Mortgage Files to the Trustee until the termination of the Pooling and Servicing Agreement.

                  5.4. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided in Section 5.3 hereof.

                  5.5. Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  5.6. Modifications. (a) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

                  (b) This Agreement may not be changed in any manner which would have a material adverse effect on Holders of Certificates without the prior written consent of the Trustee. The Trustee shall be protected in consenting to any such change to the same extent provided in the Pooling and Servicing Agreement.

                  (c) This Agreement may be executed in any number of counterparts, each of which shall, for all purposes, be deemed to be an original and all of which shall together constitute but one and the same instrument.

                  5.7. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  5.8. Confirmation of Intent. It is the express intent of the parties hereto that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Mortgage Loan Seller of all the Mortgage Loan Seller's right, title and interest in and to the Mortgage Loans. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Mortgage Loan Seller then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a first priority security interest in all of the Mortgage Loan Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the possession by the Purchaser or any successor thereto of the related Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby.




                        [Signatures Appear on Next Page]

                  IN WITNESS WHEREOF, the Purchaser, the Mortgage Loan Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.



                                         BEAR STEARNS COMMERCIAL
                                         MORTGAGE SECURITIES INC.


                                         By:
                                              --------------------------------
                                              Name: James G. Reichek
                                              Title: Executive Vice President



                                         BEAR, STEARNS FUNDING, INC.


                                         By:
                                              --------------------------------
                                              Name: J. Christopher Hoeffel
                                              Title: Vice President

                                                                      EXHIBIT A





                             Mortgage Loan Schedule
                             ----------------------

                                                                      EXHIBIT B



              OFFICER'S CERTIFICATE OF BEAR, STEARNS FUNDING, INC.


                  In connection with the sale, assignment and transfer of certain mortgage loans (collectively, the "Mortgage Loans") by Bear, Stearns Funding, Inc. (the "Mortgage Loan Seller") to Bear Stearns Commercial Mortgage Securities Inc. (the "Purchaser") pursuant to the Mortgage Loan Sale Agreement dated as of February 1, 1999 (the "Mortgage Loan Sale Agreement") between the Mortgage Loan Seller and the Purchaser, the Mortgage Loan Seller hereby certifies that:

         (a) The representations and warranties of the Mortgage Loan Seller contained in the Mortgage Loan Sale Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof.

         (b) The Mortgage Loan Seller has complied with the terms of the Mortgage Loan Sale Agreement and satisfied all the conditions on its part required under the Mortgage Loan Sale Agreement to be performed or satisfied at a prior date hereof.

                  In WITNESS WHEREOF, the Mortgage Loan Seller has caused this Certificate to be duly executed and delivered as of the 1st day of February 1999.

                                                BEAR, STEARNS FUNDING, INC.



                                                By:
                                                    --------------------------
                                                    Name:
                                                    Title:

                                                                      EXHIBIT C

                  [Letterhead of Bear, Stearns Funding, Inc.]


                                               As of February 1, 1999



Addressees Listed on Schedule A


Re: Mortgage Loan Purchase and Sale Agreement dated as of February 1, 1999 between Bear Stearns Commercial Mortgage Securities Inc. and Bear, Stearns Funding, Inc. (the "Agreement")


Ladies and Gentlemen:

                  I am the vice president and counsel to Bear, Stearns Funding, Inc., a Delaware corporation (the "Company"), and, in such capacity, I am familiar with the affairs of the Company.

                  I am providing this opinion in connection with the sale by the Company to Bear Stearns Commercial Mortgage Securities Inc. of various commercial and multi-family mortgage loans. This opinion is furnished to you pursuant to Section 4.1(b)(iv) of the Mortgage Loan Purchase and Sale Agreement (the "Agreement"). Terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

                  I have examined copies of the Agreement, the Certificate of Incorporation of the Company and the By-Laws of the Company. I also have examined such agreements, certificates of officers and representatives of the Company and others, and other documents, papers, statutes and authorities as I have deemed necessary to form the basis of the opinions hereinafter expressed. In such examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of copies of documents supplied to me. As to certain matters of fact relevant to the opinions hereinafter compressed, I have relied solely upon statements and certificates of the officers of the Company and others. I have also assumed (other than with respect to the Company) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties.

                  I am admitted to the Bar of the State of New York, and I express no opinion as to any laws other than the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware.

         Based on the foregoing, I am of the opinion that:

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation in good standing in the State of New York, with full corporate power and authority to own its assets and conduct its business, to execute, deliver and perform the Agreement and all the transactions contemplated thereby, including but not limited to, the power and authority to sell, assign and retransfer the Mortgage Loans in accordance with the Agreement and the Company has taken all necessary action to authorize the execution, delivery and performance of the Agreement by it, and the Agreement has been duly authorized, executed and delivered by it.

                  2. The Agreement and all of the obligations of the Company under the Agreement are valid, legal and binding obligations of the Company enforceable against the Company in accordance with the terms of the Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by public policy considerations, statutes or court decisions to the effect that such public policy considerations statutes or court decisions limit the enforceability of the provisions of the Agreement relating to the rights to indemnity and contribution.

                  3. The execution and delivery of the Agreement by the Company and the performance of its obligations under the Agreement will not conflict with any provision of any law or regulation to which the Company is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any of the Company's organizational documents or, to my knowledge, any agreement or instrument to which the Company is a party or by which it is bound, or any order or decree applicable to the Company, result in the creation or imposition of any lien on any of the Company's assets or property, in each case which would materially and adversely affect the ability of the Company to carry out the transactions contemplated by the Agreement.

                  4. To my knowledge, there is no action, suit, proceeding or investigation pending or threatened in writing against the Company in any court or by or before any other government agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Company to carry out the transactions contemplated by the Agreement.

                  5. To my knowledge, the Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would materially and adversely affect its performance under the Agreement.


                  6. To my knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company or compliance by the Company with the Agreement or the consummation of the transactions contemplated by the Agreement, other than those which have been obtained by the Company.

                  This opinion is furnished solely for the benefit of the addressees hereof in connection with the transaction referred to herein. This letter may not be relied upon, used, quoted, circulated or otherwise referred to by any other person or for any other purpose without my prior written approval. This opinion is being given as of February 1, 1999 and I express no opinion as to events or conditions subsequent to such date.

Very truly yours,


Joseph T. Jurkowski, Jr.

                                                                     SCHEDULE A

Bear, Stearns Funding, Inc.
245 Park Avenue
New York, New York 10167


Bear Stearns Commercial Mortgage Securities Inc.
245 Park Avenue
New York, New York 10167


Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167


Standard & Poor's Ratings Services
26 Broadway, 10th Floor
New York, New York 10004


Moody's Investor Services
99 Church Street, 10th Floor
New York, New York 10007


LaSalle National Bank
Analytics Department
3111 North Tustin Avenue, Suite 180
Orange, CA 92865


ABN Amro Bank N.V.
135 South LaSalle Street
Chicago, Illinois 60603